Exhibit (d)(4) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

AMENDMENT #1 to EXHIBIT B

to the

Investment Advisory Contract

FEDERATED BOND FUND
(formerly, Fortress Bond Fund)

This Amendment #1 to Exhibit B to the Investment Advisory Contract between Federated Investment Management Company (formerly Federated Advisers) and Federated Investment Series Funds, Inc., (formerly Investment Series Funds, Inc.) approved at a board meeting on May 17, 2013, shall become effective as of June 24, 2013.

For all services rendered by Adviser hereunder, the above-named Portfolio of the Fund shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .70 of 1% of the average daily net assets of the Portfolio.

The portion of the fee based upon the average daily net assets of the Portfolio shall be accrued daily at the rate of 1/365th of .70 of 1% applied to the daily net assets of the Portfolio.

For the avoidance of doubt, the right of the Adviser as set forth in Paragraph 6 of this Contract to reduce its compensation and assume expenses of one or more of the Funds shall also apply as to any classes of the above-named Fund.

The adviser fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of June, 2013.

FEDERATED INVESTMENT SERIES FUNDS, INC.

By:/s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED INVESTMENT MANAGEMENT COMPANY

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President and CEO

AMENDMENT #2 to EXHIBIT B

to the

Investment Advisory Contract

FEDERATED BOND FUND

This Amendment #2 to Exhibit B to the Investment Advisory Contract between Federated Investment Management Company (formerly Federated Advisers) and Federated Investment Series Funds, Inc., (formerly Investment Series Funds, Inc.) approved at a board meeting on August 12, 2016, shall become effective as of

September 30, 2016.

For all services rendered by Adviser hereunder, the above-named Portfolio of the Fund shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .50 of 1% of the average daily net assets of the Portfolio.

The portion of the fee based upon the average daily net assets of the Portfolio shall be accrued daily at the rate of 1/365th of .50 of 1% applied to the daily net assets of the Portfolio.

For the avoidance of doubt, the right of the Adviser as set forth in Paragraph 6 of this Contract to reduce its compensation and assume expenses of one or more of the Funds shall also apply as to any classes of the above-named Fund.

The adviser fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of September, 2016.

FEDERATED INVESTMENT SERIES FUNDS, INC.

By: /s/J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED INVESTMENT MANAGEMENT COMPANY

By:__/s/John B. Fisher

Name: John B. Fisher

Title: President and CEO